                                                                                                   EXHIBIT 32.1.
Certification of Principal Executive Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Neil Blosch, Chief Executive Officer and Principal Accounting Officer, of Ultra Sun Corp. (the "Registrant") do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period September 30, 2009 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

 (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:  November 13, 2009                                                                           By:  /s/ Neil Blosch
                                                                                                                          Neil Blosch
                                                                                                                          Chief Executive Officer, Principal Accounting
                          Officer

 * A signed original of this written statement required by Section 906 has been provided to Ultra Sun Corp. and will be retained by Ultra Sun Corp. and furnished to the Securities Exchange Commission or its staff upon request.